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                                                                   EXHIBIT 23(D)

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the incorporation by reference in this Registration Statement of CoreStates Financial Corp. on Form S-4 of the report of Deloitte & Touche dated January 21, 1994, except for Note 17 which is dated March 7, 1994, appearing in and incorporated by reference in the Annual Report on Form F-2 of Germantown Savings Bank for the year ended December 31, 1993 and to the reference to Deloitte & Touche LLP under the heading "Experts" in the Registration Statement.


DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
September 13, 1994